UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 17, 2007

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2007, at a meeting of the Board of Directors (the “Board”) of Asbury Automotive Group, Inc. (the “Company”), Timothy C. Collins and Ian K. Snow, who have been members of the Board  since March 2002, and were members of the Board of Directors of the Company’s predecessor entity between 1996 and March 2002, resigned as directors of the Company.

At the same meeting of the Board on January 17, 2007, (i) Thomas C. DeLoach, Jr. was elected a Class II Director, whose term will expire at the Company’s 2007 annual meeting of stockholders; and (ii) Mr. Eugene Katz was elected as a Class III Director, whose term will expire at the Company’s 2008 annual meeting of stockholders.  Both Mr. DeLoach and Mr. Katz were appointed to the Audit Committee of the Board and were designated “financial experts” by the Board in accordance with the corporate governance rules of the New York Stock Exchange.

As non-management Directors of the Board, Messrs. DeLoach and Katz will receive an annual retainer of $35,000 per year, $1,500 for each Board meeting attended in person and $1,000 for each Board meeting attended telephonically.  As members of the Audit Committee, Messrs. DeLoach and Katz will receive $2,000 for each Audit Committee meeting attended in person and $1,500 for each Audit Committee attended telephonically. Messrs. DeLoach and Katz will be reimbursed for reasonable out-of-pocket expenses incurred for attendance at Board and/or committee meetings and will each receive a motor vehicle. In addition, Messrs. DeLoach and Katz will receive a grant of equity compensation at the time the other non-management Directors receive such annual grant.

On January 18, 2007, the Company issued a press release announcing the resignation of Messrs. Collins and Snow from the Board, and the election of Messrs. DeLoach and Katz to the Board, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: January 18, 2007	By: /s/ Kenneth B. Gilman
	Name:	Kenneth B. Gilman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 18, 2007.